Exhibit 99.2 New Horizons in Bladder Cancer: Insights from Top-Line Data of ATLAS & ENVISION Studies July 27, 2023 NASDAQ: URGN 1

Forward-looking Statements This investor presentation contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation: the potential of JELMYTO® to change the treatment paradigm in LG-UTUC; the potential of UGN-102 to transform the treatment paradigm in LG-IR-NMIBC; the opportunity and potential benefits of UGN-102 for LG-IR-NMIBC and potential advantages over TURBT; the estimated patient population and market opportunity for UGN-102 in LG-IR-NMIBC; the potential of UGN-301 to expand to Immuno-Oncology for LG-IR and HG NMIBC and the estimated addressable patient population and market opportunity for UGN-301 in HG NMIBC; clinical results from ATLAS and ENVISION providing optimism for potential FDA approval of UGN-102; expected final data in the first half of 2024 and plans to submit an NDA for UGN-102 in 2024; potential prescriber behavior; the expectation that UGN-102 will be the primary driver of UroGen’s future growth; and the potential of UroGen’s proprietary RTGel® technology platform to improve therapeutic profiles of existing drugs to advance the treatment of specialty cancers and urologic disease. These statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to: the timing and success of clinical trials and potential safety or other complications encountered therein; results from prior or ongoing clinical trials may not be indicative of results that may be observed in the future; unforeseen delays that may impact the timing of progressing clinical trials and reporting data; potential prescriber behavior is based on preliminary feedback that may change as a result of new data, labeling limitations, or other factors; the ability to obtain regulatory approval within the timeframe expected, or at all; the ability to maintain regulatory approval; complications associated with product development and commercialization activities; the labeling and packaging for any approved product; the scope, progress and expansion of developing and commercializing UroGen’s product and product candidates; the size and growth of the market(s) therefor and the rate and degree of market acceptance thereof vis-à-vis alternative therapies; RTGel technology may not perform as expected and UroGen may not successfully develop and receive regulatory approval of any product candidate beyond JELMYTO that incorporates its RTGel technology; and UroGen’s ability to attract or retain key management, members of the board of directors and personnel. In light of these risks and uncertainties, and other risks and uncertainties that are described in the Risk Factors section of UroGen’s Form 10-Q filed with the SEC on May 11, 2023, and other filings that UroGen makes with the Securities and Exchange Commission (SEC) from time to time (which are available at http://www.sec.gov), the events and circumstances discussed in such forward- looking statements may not occur, and UroGen’s actual results could differ materially and adversely from those anticipated or implied thereby. Any forward-looking statements speak only as of the date of this presentation and are based on information available to UroGen as of the date of this presentation. For investor audiences only. Not for promotional use with healthcare professionals. 2

UroGen…Uniquely Positioned Liz Barrett, President and CEO, UroGen The Burden of LG-IR-NMIBC Karim Chamie, M.D., MSHS, Associate Professor of Urology, UCLA Top-Line Data Results: ATLAS and ENVISION Sandip Prasad, M.D., M.Phil., Director of Genitourinary Surgical Oncology, Morristown Hospital/Atlantic Health System, NJ Impact on Clinical Practice: Panel Discussion AGENDA Moderator, Mark Schoenberg, M.D., Chief Medical Officer, UroGen Trinity Bivalacqua, M.D., Ph.D., Director of Urologic Oncology and Co-Director Genitourinary Cancer Service Line, UPenn Karim Chamie, M.D., MSHS, Associate Professor of Urology, UCLA Katie Murray, D.O., Associate Professor of Urology, NYU Sandip Prasad, M.D., M.Phil., Director of Genitourinary Surgical Oncology, Morristown Hospital/Atlantic Health System, NJ Q&A 3

UROGEN… UNIQUELY POSITIONED LIZ BARRETT 4

WE ASPIRE TO CHANGE THE Because Patients Deserve Better TREATMENT PARADIGM SURGICAL CARE MINIMALLY INVASIVE, ORGAN-SPARING THERAPEUTIC OPTIONS JELMYTO UGN-102 UGN-301 (UGN-101) Changing the Potential to Transform Expanding to Treatment the Treatment Immuno-Oncology Paradigm for Paradigm in for LG-UTUC LG-IR-NMIBC LG-IR and HG-NMIBC Bladder Cancer

® RTGel Proprietary Reverse-Thermal Hydrogel Technology Uniquely Designed to Allow for Local Delivery of Medicines Increases dwell time and exposure of active drugs Potentially improves the ® RTGel exists as a therapeutic effects of liquid at lower existing products temperatures and converts to gel form at body temperature. Leverages physiologic flow of urine to provide natural exit from the body 6

Bladder Cancer Affects Patients and Families Across the U.S.

~726,000 people in the U.S. living with bladder cancer[1]



One of the **most recurrent** of **ALL** cancers[2]



1. Cancer Stat Facts: Bladder Cancer. National Cancer Institute: Surveillance, Epidemiology, and End Results Program. Accessed July 10, 2023. https://seer.cancer.go v/statfacts/html/urinb.html
2. MBA ASBP PhD. Cancer Recurrence Statistics. Cancer Therapy Advisor. Published November 30, 2018. https://www.cancertherapyadvisor.com/home/tools/fact-sheets/cancer-recurrence-statistics/#:~:text=Some%20cancers%20are%20difficult%20to

UroGen Pharma

7

NMIBC Patients Can Find Themselves in a Frustrating Cycle of Treatment

~68%

of recurrent patients **have 2 or more recurrences**[1]

~23%

of recurrent patients **have 5 or more recurrences**[1]

~82,000

addressable LG-IR-NMIBC patients[2-5]

1. Babjuk et al. European Urology (2019), Simon (2019), UroGen projections based on SEER (2016 2. Cancer Stat Facts: Bladder Cancer. National Cancer Institute Surveillance, Epidemiology, and End Results Program. Accessed July 10, 2023. https://seer.cancer.gov/statfacts/html/urinb.html 3. Chevli KK, Shore ND, Trainer A, Smith AB, Saltzstein D, Ehrlich Y, Raman JD, Friedman B, D'Anna R, Morris D, Hu B, Tyson M, Sankin A, Kates M, Linehan J, Scherr D, Kester S, Verni M, Chamie K, Karsh L, Cinman A, Meads A, Lahiri S, Malinowski M, Gabai N, Raju S, Schoenberg M, Seltzer E, Huang WC. Primary Chemoablation of Low-Grade Intermediate-Risk Nonmuscle-Invasive Bladder Cancer Using UGN-102, a Mitomycin-Containing Reverse Thermal Gel (Optima II): A Phase 2b, Open-Label, Single-Arm Trial. J Urol. 2022 Jan;207(1):61-69. doi: 10.1097/JU.0000000000002186. Epub 2021 Aug 26. PMID: 34433303; PMCID: PMC8667793. 4. Babjuk et al. European Urology (2019), Simon (2019), 5. Simon M, Bosset PO, Rouanne M, et al. Multiple recurrences and risk of disease progression in patients with primary low-grade (TaG1) non–muscle-invasive bladder cancer and with low and intermediate EORTC-risk score. Real FX, ed. PLOS ONE. 2019;14(2):e0211721. doi:https://doi.org/10.1371/journal.pone.0211721

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UroGen Pharma

UGN-102: Leveraging Similarit ies ® JELMYTO & UGN-102 UGN-102 ® • RTGel method of • 10x larger potential delivery patient population ® • Mitomycin RTGel • Simpler administration combinations UGN-102 to bladder than to upper tract • Similar diseases at a genetic & mutational JELMYTO • Routine procedure in driver level clinic that urology offices & UGN-102 are very familiar with • Share a 95% prescriber base • No special equipment like fluoroscopy 9

UGN-102: W ith Distinct Advantages ® JELMYTO & UGN-102 UGN-102 ® • RTGel method of • 10x larger potential delivery patient population ® • Mitomycin RTGel • Simpler administration combinations UGN-102 to bladder than to upper tract • Similar diseases at a genetic & mutational JELMYTO • Routine procedure in driver level clinic that urology offices & UGN-102 are very familiar with • Share a 95% prescriber base • No special equipment like fluoroscopy 10

Potential to Unlock a Significant Market Opportunity in a Very Underserved Patient Population

UGN-102
Phase 3

~82,000
addressable U.S. population

$3B+ Market

Low-Grade Intermediate Risk Non-Muscle Invasive Bladder Cancer (LG-IR-NMIBC)

$5B+
combined TAM revenue opportunity in bladder cancer

UGN-301
Phase 1

~18,700
addressable U.S. population[1]

$2B+ Market

Immunotherapy Targeting High-Grade Non-Muscle Invasive Bladder Cancer (HG-NMIBC)

1. SEER*Stat Database (2019) Surveillance Research Program; Curr Urol Rep (2016) 17: 68; Ther Adv Urol. 2012 Feb; 4(1): 13–32; UroGen Market Research.

UroGen Pharma

UroGen is Poised to Transform the Way Bladder Cancer is #1 95% Treated UGN-102 may become shared prescriber base the first medicine to ® with JELMYTO treat LG-IR-NMIBC $3B+TAM $120M Compelling clinical private placement LG-IR-NMIBC market data package from 3 with experienced ripe for innovation trials and 565 patients biotech investors 12

THE BURDEN OF LG-IR-NMIBC KARIM CHAMIE, M.D. 13

Bladder Cancer is a HIGHLY Het erogeneous Condit ion NMIBC MIBC Risk Tis Ta T1 T2 T3 T4 non-invasive non-invasive tumor invades inner lining tumor invades tumor invades perivesical tumor spreads Low Risk and connective tissue muscle fat and lymph nodes to lymph nodes and other organs Intermediate Risk High Risk Grade and stage of disease Tumor size and location Multifocal or unifocal disease Response to treatment Age of patient Comorbidities Higher spreading probability, worse prognosis While staging and grading of bladder cancer are based on objective measurements and are well understood, risk stratification is somewhat subjective 14

AUA Risk Stratification for Non-Muscle Invasive Bladder Cancer

Low Risk	Intermediate Risk	High Risk
LG [a] solitary Ta ≤ 3cm	Recurrence within 1 yr, LG Ta	HG T1
PUNLMP [b]	Solitary LG Ta > 3cm	Any recurrent, HG Ta
	LG Ta, multifocal	HG Ta, > 3 cm (or multifocal)
	HG [c] Ta, ≤ 3cm	Any CIS [d]
	LG T1	Any BCG failure in HG patient
		Any variant histology
		Any LVI [e]
		Any HG prostatic urethral involvement

[a]LG = low grade; [b]PUNLMP = papillary urothelial neoplasm of low malignant potential; [c]HG = high grade; [d]CIS = carcinoma *in situ*; [e]LVI = lymphovascular invasion

15

1. Chang SS, Boorjian SA, Chou R, et al. Diagnosis and Treatment of Non-Muscle Invasive Bladder Cancer: AUA/SUO Guideline. *J Urol.* 2016;196(4):1021-1029. doi:10.1016/j.juro.2016.06.049

UroGen Pharma

UGN-102 Could Become t he First Approved Non-Surgical Treat ment for LG-IR-NMIBC NMIBC MIBC Risk Tis Ta T1 T2 T3 T4 non-invasive non-invasive tumor invades inner lining tumor invades tumor invades perivesical tumor spreads Low Risk and connective tissue muscle fat and lymph nodes to lymph nodes and other organs Intermediate Risk High Risk UGN-102 G2 G3 moderately differentiated poorly differentiated Higher spreading probability, worse prognosis 16

Repeat Surgery Comes wit h Risks for t his Pat ient Populat ion Patients with LG-IR-NMIBC LG-IR-NMIBC patients who had who have multiple 2–4 procedures had a ~33% recurrences carry a of patients will experience an 14% adverse event 10-20% within 90 days of greater risk of death 1 2 undergoing a TURBT. risk of progression. than patients who only had 3 one procedure. 1. Sharma V, Aaronson DS, Fero KE, et al. Adverse events after transurethral resection of intermediate-risk non-muscle invasive bladder cancer. J Urol. 2021:206(suppl 3):e122. doi:10.1097/JU.0000000000001977.08 2. Sharma V, Chamie K, Schoenberg M, et al. Natural history of multiple recurrences in intermediate-risk non-muscle invasive bladder cancer: lessons from a prospective cohort. Urology. 2023;173:134-141. doi:10.1016/j.urology.2022.12.009 3. Erikson MS, Petersen AC, Andersen KK, Jacobsen FK, Mogensen K, Hermann GG. Do repeated transurethral procedures under general anesthesia influence mortality in patients with non-invasive urothelial bladder cancer? A Danish national cohort study. Scand J Urol. 2020;54(4):281- 17 289. doi:10.1080/21681805.2020.1782978

OPTIMA II Phase 2b Trial Showed Significant Tumor Response and Long-Term Treatment Benefit


UGN-102 Phase 2b OPTIMA Study (LG-IR-NMIBC)[1]
65% CR
at 3 months
72.5%[2]
Duration of Response at 12 months[2]

These data suggest **continued durability** in patients who received **UGN-102**


OPTIMA II Rollover Study Long-Term Follow-Up Initial Results[a]
47%
Continued durable CR[b]
24.4 months
Median Duration of Response[a]

1. Chevli KK, Shore ND, Trainer A, et al. Primary chemoablation of low-grade intermediate-risk nonmuscle-invasive bladder cancer using UGN-102, a mitomycin-containing reverse thermal gel (Optima II): a phase 2b, open-label, single-arm trial. *J Urol.* 2022;207(1):61-69. doi:10.1097/JU.0000000000002186

*Estimated probability by Kaplan-Meier analysis that a patient will remain in CR for 12 months after treatment initiation.

2.. Chevli KK, Shore ND, Trainer A, et al. Long-term outcomes of treatment with UGN-102 for primary chemoablation of low-grade intermediate risk non-muscle—invasive bladder cancer (LG IR NMIBC). Presented at: Society of Urologic Oncology 23rd Annual Meeting; November 30-December 2, 2022; San Diego, California. Poster 193. https://suo-abstracts.secure-platform.com/a/gallery/rounds/15/details/2419

* Continued durable CR beyond 12 months after treatment initiation observed in 7 of 15 evaluable patients who completed the OPTIMA II study and were eligible to participate in this rollover study.

a. Duration of complete response (10.1 – 30.7 months); median range among 15 evaluable patients

b. Continued durable CR beyond 12 months after treatment initiation observed in 7 of 15 evaluable patients who completed the OPTIMA II study and were eligible to participate in this rollover study.

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UroGen Pharma

Challenging t he Fut ure St andard of Care for LG-IR-NMIBC TURBT as the current standard of care Key Unmet Needs for Patients and HCPs Requires anesthesia Additional treatment options Associated with risk of complications Reduction of recurrence Requires lifelong surveillance and recurrent treatment 19 1. Erikson et al. Scan J Urol & Nephrol (2020)

TOP-LINE DATA RESULTS: ATLAS AND ENVISION SANDIP PRASAD, M.D., M.PHIL. 20

Overview of UGN-102 Program ATLAS TRIAL ENVISION TRIAL JULY 2023 LAUNCHED FEB 2021 LAUNCHED MARCH 2022 TOP-LINE RESULTS SHARED FOR BOTH ATLAS AND ENVISION PHASE 3 TRIALS 282 240 Enrolled Patients Enrolled Patients 2022 2018 2021 2023 2024 OPTIMA 2B TRIAL JANUARY 2022 LAUNCHED OCT 2018 RESULTS PUBLISHED FOR OPTIMA PHASE 2B TRIAL 63 Enrolled Patients 21

ATLAS 22

ATLAS Study Endpoints Primary Endpoint (ITT): • Disease-free survival (DFS), defined as the time from randomization until the earliest date of any of the following events: üResidual disease at the 3-month assessment üRecurrence üProgression üDeath Key Secondary Endpoints: • Complete response rate (CRR) at 3-month visit • Duration of response (DOR), defined as the time from first documented CR until the earliest date of recurrence of low-grade disease, progression to high-grade disease, or death due to any cause (3-month CR analysis set)

ATLAS Trial Design Screening* Date of CR recurrence, UGN-102 DFS progression NCR • Suspected • Cystoscopy or death bladder • Cold cup biopsy cancer TURBT • Urine cytology 1:1 • Recurrence • CT urogram, retrograde Date of pyelogram, or CR recurrence, MRI TURBT DFS progression NCR or death TURBT -1 to -28 days Baseline 3 months ** EOS CR: Complete Response NCR: Non-Complete Response DFS: Disease-free Survival EOS: End of Study 24

ATLAS Demographics and Safet y Profile • Treatment-emergent AEs were generally mild to moderate Demographics and baseline characteristics were well balanced • Similar safety profile to other between treatment arms studies of UGN-102 • Any treatment or procedure related serious TEAEs were comparable across both arms ‐ UGN-102 +/- TURBT: 1.4% ‐ TURBT Alone: 0.8% UroGen Data on File Overall summary of Demographics and AE’s can be referenced in the Appendix 25

Summary of Disease-Free Survival: Significantly More Total Recurrence and Progression in TURBT Alone Arm UGN-102 +/- TURBT TURBT Alone (N = 140) / n (%) (N = 142) / n (%) Patients with Events, n (%) 37 (26.1) 55 (39.3) Recurrence of LG Disease 20 (14.1) 39 (27.9) Progression to HG Disease 17 (12.0) 15 (10.7) Death 0 1 (0.7) Patients Censored, n (%) 105 (73.9) 85 (60.7) Hazard Ratio (95% CI) 0.45 (0.29, 0.68) UroGen Data on File 26 Source: Table 14.2.1.1 Full table in Appendix

DFS - 55% Reduction of Risk for Recurrence, Progression, or Death in the Intent to Treat Population H HR R: 0 : 0.4 .46 5 ( (0.2 0.29 4, 0.6 , 0.88 6) ) UroGen Data on File 27 Source: Table 14.2.1.1a Kaplan-Meier Plot of Disease-Free Survival

Three-Month Complete Response Rates Were Similar Between Treatment Arms UGN-102 Alone TURBT Alone (N = 142) (N = 140) CRR CRR Response n (%) n (%) (95%CI) (95% CI) Complete Response 92 (64.8) 64.8% (56.3, 72.6) 89 (63.6) 63.6% (55.0, 71.5) Non-complete Response 50 (35.2) 51 (36.4) Residual Disease 26 (18.3) 22 (15.7) Progression to HG Disease 12 (8.5) 9 (6.4) Indeterminate 3 (2.1) 0 Missing 9 (6.3) 20 (14.3) UroGen Data on File 28 Source: Table 14.2.2.2.1a

Summary of Duration of Response in Complete Responders: Longer DOR with UGN-102 Alone UGN-102 Alone TURBT Alone (N = 92) / n (%) (N = 89) / n (%) Patients with Events, n (%) 18 (19.6) 24 (27.0) Recurrence of LG Disease 15 (16.3) 17 (19.1) Progression to HG Disease 3 (3.3) 6 (6.7) Death 0 1 (1.1) Patients Censored, n (%) 74 (80.4) 65 (73.0) Hazard Ratio (95% CI) 0.46 (0.24, 0.86) UroGen Data on File 29 Source: Table 14.2.2.3.1a Full table in Appendix

DOR - 54% Reduction of Risk for Recurrence, Progression, or Death in Patients Who had a 3-Month CR * HR: 0.46 (0.24, 0.86) *UGN Alone Subgroup of the UGN 102 +/- TURBT arm in ATLAS UroGen Data on File 30 Source: Table 14.2.1.1a Kaplan-Meier Plot of Duration of Response in Complete Responders

ENVISION 31

ENVISION Single-Arm Study Description Primary endpoint: • Complete response rate (CRR) at 3-month visit Key Secondary endpoint: • Duration of Response (DOR), defined as time from first documented CR until the earliest date of: üRecurrence of low-grade disease at the 3-month assessment üProgression üDeath Patient Population: • Previously diagnosed 32 Confidential

ENVISION Demographics and Safet y Profile Demographics and baseline characteristics were reflective of • Treatment-emergent AEs were typical LG-IR-NMIBC patient generally mild to moderate population • Similar safety profile to other studies of UGN-102 UroGen Data on File Overall summary of Demographics and AE’s can be referenced in the Appendix 33

Summary of Response Rat e At 3-Mont h Disease Assessment : CRR of 79.2% UGN-102 (N = 240) n (%) CRR (95% CI) Complete Response Rate Complete Response 190 (79.2) 79.2 (73.5, 84.1) Non-Complete Response 50 (20.8) 79.2% Residual Disease 35 (14.6) Progression to HG Disease 6 (2.5) Indeterminate 4 (1.7) Missing 5 (2.1) UroGen Data on File 34 Summary of Response Rate At 3-Month Disease Assessment

Next for ENVISION DOR data expected in Planned NDA Submission 1H, 2024 2024 35

IMPACT ON CLINICAL PRACTICE PANEL DISCUSSION 36

Dr. Mark Schoenberg

Moderator

M.D., Chief Medical Officer, UroGen



Dr. Trinity Bivalacqua

M.D., Ph.D., Director of Urologic Oncology and Co-Director Genitourinary Cancer Service Line with the Abramson Cancer Center, Hospital of the University of Pennsylvania, PA



Dr. Karim Chamie

M.D., MSHS, Associate Professor of Urology at UCLA, CA



Dr. Katie Murray

DO, Associate Professor of Urology, New York University Langone and Chief of Urology, Bellevue Hospital, NYC



Dr. Sandip Prasad

M.D., M.Phil., Director of Genitourinary Surgical Oncology, Morristown Medical Center/Atlantic Health System, NJ

The views expressed by the healthcare professionals on this panel are their own and do not necessarily represent the views of their employers or affiliated institutions. Additionally, these healthcare professionals are consultants for UroGen and are being compensated for their participation in today's event.

TOPIC 1 What 's your initial reaction to the data presented? 38

TOPIC 2 Discussing the CR rate across the OPTIMA II, ATLAS and ENVISION trials. 39

Complet e Response Rat e for Recurrent Pat ient s W it hin t he UGN-102 Trials OPTIMA II ATLAS ENVISION (N=49) (N=57) (N=232) 73.5% 73.7% 80.2% ( 60.3, 84.5 ) ( 58.9, 85.1 ) ( 74.5, 85.1 ) UroGen Data on File Total OPTIMA II population n=63, recurrent population n=49 40 Total ATLAS population n=282, recurrent population n=57 Total ENVISION population n=240, recurrent population n=232

DOR - 66% Reduction of Risk for Recurrence, Progression, or Death in Recurrent Patients Who Received UGN-102 Alone in the ATLAS Trial * HR: 0.34 (0.15, 0.75) *UGN Alone Subgroup of the UGN 102 +/- TURBT arm in ATLAS 41 UroGen Data on File Kaplan-Meier Plot of DOR in Complete Responders in the Recurrent Subgroup (ATLAS)

UGN-102 Shows Substantial Reduction of Risk of Recurrence, Progression, or Death Across Multiple Patient Populations in ATLAS ITT – All Patients 0.45 (0.29, 0.68) DFS CR Duration – UGN-102 Alone 0.46 (0.24, 0.86) DOR Recurrent – UGN-102 Alone 0.34 (0.15, 0.75) DOR UroGen Data on File 42 Various ATLAS 3-Month CR Rate Cohorts

TOPIC 3 How does the fact that UGN-102, if approved, can be given by an APP in the office impact how you might view adoption? 43

TOPIC 4 Given that urologists are familiar with neoadjuvant chemotherapy use in the context of treating MIBC, do you think it will be a big leap for them to adopt neoadjuvant therapy for NMIBC? 44

CLOSING THOUGHTS 45

UGN-102 Shows Substantial Reduction of Risk of Recurrence, Progression, or Death Across Multiple Patient Populations in ATLAS ITT – All Patients 0.45 (0.29, 0.68) DFS CR Duration – UGN-102 Alone 0.46 (0.24, 0.86) DOR Recurrent – UGN-102 Alone 0.34 (0.15, 0.75) DOR UroGen Data on File 46 Various ATLAS 3-Month CR Rate Cohorts

Q&A Moderated by LIZ BARRETT 47

UroGen is Poised to Transform the Way Bladder Cancer is UGN-102 shows Treated Compelling clinical substantial risk data package from 3 reduction across trials and 565 patients patient populations $120M #1 $3B+TAM UGN-102 may become private placement LG-IR-NMIBC market the first medicine to with experienced ripe for innovation treat LG-IR-NMIBC biotech investors 48

THANK YOU 49

APPENDIX 50

Demographics and Baseline Characteristics Were Well Balanced Between Treatment Arms UGN-102 +/- TURBT TURBT Alone Characteristic (N = 142) / n (%) (N = 140) / n (%) Median age (range), years 68.0 (23, 85) 67.0 (29, 88) Age ≥ 65 years, n (%) 91 (64.1) 77 (55.0) Sex, n (%) Male 105 (73.9) 93 (66.4) Female 37 (26.1) 47 (33.6) Any prior NMIBC episode, n (%) 57 (40.1) 66 (47.1) Prior TURBT, n (%) 55 (38.7) 63 (45.0) UroGen Data on File 51 Source: Tables 14.1.6.1 and 14.1.8.2

Overall Summary of Adverse Events in ATLAS: Safety Profile Similar to Other Studies of UGN-102 UGN-102 ± TURBT TURBT Alone (N = 138) (N = 132) Events n (%) Events n (%) Any Adverse Events 442 108 (78.3) 249 81 (61.4) Any Serious Adverse Events 13 12 (8.7) 11 7 (5.3) Any TEAEs 402 104 (75.4) 166 63 (47.7) Any Treatment or Procedure Related TEAEs 211 65 (47.1) 21 15 (11.4) Any Treatment Related TEAEs 186 54 (39.1) 19 15 (11.4) Any Procedure Related TEAEs 65 31 (22.5) 2 2 (1.5) Any TEAEs Leading to Treatment Discontinuation 19 5 (3.6) NA NA Any TEAEs Leading to Study Discontinuation 7 4 (2.9) 2 2 (1.5) Any Serious TEAEs 13 12 (8.7) 11 7 (5.3) Any Treatment or Procedure Related Serious TEAEs 2 2 (1.4) 1 1 (0.8) Any Treatment Related Serious TEAEs 0 0 1 1 (0.8) Any Procedure Related Serious TEAEs 2 2 (1.4) 0 0 Any TEAEs Leading to Death 0 0 1 1 (0.8) Any TEAEs of Special Interest 213 78 (56.5) 59 36 (27.3) UroGen Data on File 52 Source: Table 14.3.1.1

Most Commonly Report ed AEs and Serious TEAEs Incidence of Treatment-Emergent Adverse Events Incidence of Serious TEAEs (≥ 5% in Either Group) (≥ 1% in Either Group) UGN-102 ± TURBT TURBT Alone UGN-102 ± TURBT TURBT Alone (N = 138) / n (%) (N = 132) / n (%) (N = 138) / n (%) (N = 132) / n (%) Patients With Any TEAE 104 (75.4) 63 (47.7) Patients With Any Serious TEAE 12 (8.7) 7 (5.3) Dysuria 42 (30.4) 6 (4.5) COVID-19 4 (2.9) 2 (1.5) Micturition urgency 25 (18.1) 10 (7.6) Sepsis 1 (0.7) 2 (1.5) Nocturia 25 (18.1) 9 (6.8) Haematuria 0 2 (1.5) Pollakiuria 22 (15.9) 8 (6.1) Flatulence 13 (9.4) 4 (3.0) COVID-19 11 (8.0) 8 (6.1) Erectile dysfunction 9 (6.5) 4 (3.0) Haematuria 9 (6.5) 6 (4.5) Malaise 8 (5.8) 2 (1.5) UroGen Data on File 53 Source: Table 14.3.1.3.1 Overall summary of AE’s can be referenced in the Appendix

Summary of Disease-Free Survival: Significantly More Total Progressions and Recurrences in TURBT Alone Arm UGN-102 +/- TURBT TURBT Alone (N = 140) / n (%) (N = 142) / n (%) Patients with Events, n (%) 37 (26.1) 55 (39.3) Recurrence of LG Disease 20 (14.1) 39 (27.9) Progression to HG Disease 17 (12.0) 15 (10.7) Death 0 1 (0.7) Patients Censored, n (%) 105 (73.9) 85 (60.7) No Post-baseline Disease Assessment 10 (7.0) 20 (14.3) Received Non-protocol Therapy 7 (4.9) 4 (2.9) Early Termination 6 (4.2) 12 (8.6) Disease-free at End of Study 81 (57.0) 49 (35.0) Extended Lost to Follow-up 1 (0.7) 0 Hazard Ratio (95% CI) 0.45 (0.29, 0.68) UroGen Data on File 54 Source: Table 14.2.1.1

Summary of Duration of Response in Complete Responders: Longer DOR with UGN-102 UGN-102 Alone TURBT Alone (N = 92) / n (%) (N = 89) / n (%) Patients with Events, n (%) 18 (19.6) 24 (27.0) Recurrence of LG Disease 15 (16.3) 17 (19.1) Progression to HG Disease 3 (3.3) 6 (6.7) Death 0 1 (1.1) Patients Censored, n (%) 74 (80.4) 65 (73.0) No Follow-up 1 (1.1) 10 (11.2) Received Non-protocol Therapy 5 (5.4) 4 (4.5) Early Termination 1 (1.1) 2 (2.2) Disease-free at End of Study 67 (72.8) 49 (55.1) Extended Lost to Follow-up 0 0 Hazard Ratio (95% CI) 0.46 (0.24, 0.86) UroGen Data on File 55 Source: Table 14.2.2.3.1a

ENVISION Trial Design Informed Consent and Screening Visit to Determine Eligibility (LG-IR-NMIBC and no evidence of HG disease based on cystoscopy, biopsy, and cytology) UGN-102 once -weekly for 6 weeks (total of 6 intravesical instillations) 3-month Visit Complete Response Non-complete Response (Primary Endpoint Assessment) Follow -up Period Cystoscopy, for cause biopsy, and urine cytology every 3 months for up to 24 Progression to months and every 6 months thereafter Residual disease HG disease to assess for recurrence or progression First recurrence or progression SOC according to SOC according to following CR or NCR treating physician treating physician SOC according to treating physician End of study visit End of study visit 56 SOC: Standard of Care

Summary of Demographics and Baseline Characteristics UGN-102 Characteristic Statistic (N = 240) / n (%) Age Median Age (Min, Max) 70.0 (30, 92) Age Group 2 (Years), n (%) >= 65 162 (67.5) Sex, n (%) Male 147 (61.3) Female 93 (38.8) Prior TURBT, n (%) Yes 231 (96.3) No 9 (3.8) Previous LG NMIBC Episodes, n (%) Yes 224 (93.3) No 16 (6.7) Treatment Course, n (%) 6 instillations 228 (95.0) < 6 instillations 12 (5.0) UroGen Data on File 57

Overall Summary of Adverse Event s in ENVISION: Safety Profile Similar to Other Studies of UGN-102 UGN-102 (N = 240) Events n (%) Any Adverse Events 563 129 (53.8) Any Serious Adverse Events 26 19 (7.9) Any TEAEs 523 127 (52.9) Any Treatment or Procedure Related TEAEs 283 96 (40.0) Any Treatment Related TEAEs 242 80 (33.3) Any Procedure Related TEAEs 121 62 (25.8) Any TEAEs Leading to Treatment Discontinuation 7 6 (2.5) Any TEAEs Leading to Study Discontinuation 3 3 (1.3) Any Serious TEAEs 25 18 (7.5) Any Treatment or Procedure Related Serious TEAEs 4 4 (1.7) Any Treatment Related Serious TEAEs 2 2 (0.8) Any Procedure Related Serious TEAEs 3 3 (1.3) Any TEAEs Leading to Death 2 2 (0.8) Any TEAEs of Special Interest 241 96 (40.0) UroGen Data on File 58

Treatment-Relat ed AEs were Generally Mild t o Moderat e and in line wit h expect at ions in t he field Incidence of Treatment-emergent Adverse Events Incidence of Treatment Related (≥ 5%) Serious TEAEs UGN-102 UGN-102 (N = 240) / n (%) (N = 240) / n (%) Severe or Patients With Any Serious TEAEs 2 (0.8) Life- Mild Moderate Medically Death Total threatening Urethral stenosis 1 (0.4) Significant Patients With Any TEAEs 60 (25.0) 47 (19.6) 16 (6.7) 2 (0.8) 2 (0.8) 127 (52.9) Urinary retention 1 (0.4) Dysuria 43 (17.9) 9 (3.8) 1 (0.4) 0 0 53 (22.1) Haematuria 15 (6.3) 5 (2.1) 0 0 0 20 (8.3) Pollakiuria 13 (5.4) 2 (0.8) 0 0 0 15 (6.3) Urinary tract infection 4 (1.7) 10 (4.2) 0 0 0 14 (5.8) Fatigue 9 (3.8) 4 (1.7) 0 0 0 13 (5.4) UroGen Data on File 59 Summary of Overall AE’s can be referenced in the Appendix

Clinical Result s Propel Us Towards FDA Submission ATLAS OPTIMA II ENVISION CR: 65.1% CR: 64.8% CR: 79.2% 12-month DOR: 72.5% 12-month DOR: 79.7% Safety: AEs mostly mild to Safety: AEs mostly mild to Safety: AEs mostly mild to moderate moderate moderate 60 Both DOR as estimated by Kaplan Meier Method.

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ATLAS Summary of Response Rate at Scheduled Disease Assessments (3-month CR Analysis Set) UGN-102 ± TURBT TURBT Alone (N = 92) (N = 89) CRR CRR Visit Response n (%) n (%) (95% CI) (95% CI) Month 6 Complete Response 85 (92.4) 92.4 (84.9, 96.9) 64 (71.9) 71.9 (61.4, 80.9) Recurrence 5 (5.4) 14 (15.7) Indeterminate 0 1 (1.1) Month 9 Complete Response 74 (80.4) 80.4 (70.9, 88.0) 56 (62.9) 62.9 (52.0, 72.9) Recurrence 9 (9.8) 5 (5.6) Indeterminate 0 1 (1.1) Month 12 Complete Response 69 (75.0) 75.0 (64.9, 83.4) 51 (57.3) 57.3 (46.4, 67.7) Recurrence 4 (4.3) 5 (5.6) Indeterminate 0 0 Month 15 Complete Response 66 (71.7) 71.7 (61.4, 80.6) 49 (55.1) 55.1 (44.1, 65.6) Recurrence 2 (2.2) 1 (1.1) Indeterminate 0 1 (1.1) Month 18 Complete Response 32 (34.8) 34.8 (25.1, 45.4) 23 (25.8) 25.8 (17.1, 36.2) Recurrence 1 (1.1) 1 (1.1) Indeterminate 2 (2.2) 0 Month 21 Complete Response 7 (7.6) 7.6 (3.1, 15.1) 4 (4.5) 4.5 (1.2, 11.1) Recurrence 0 0 Indeterminate 0 0 Source: Table 14.2.2.2.2a

ATLAS SUMMARY DEMOGRAPHICS/BASELINE DATA BY (TURBT NAÏVE VS. >=1 PRIOR TURBT)

	TURBT Naïve (N=164)		>=1 prior TURBT (N=118)	
	UGN-102 ± TURBT (N=87)	TURBT Alone (N=77)	UGN-102 ± TURBT (N=55)	TURBT Alone (N=63)
Median age (range), years	66 (23,85)	65 (29,83)	69 (35,85)	69 (47,88)
Sex, n (%)				
Male	64(73.6)	51(66.2)	41(74.5)	42(66.7)
Female	23(26.4)	26(33.8)	14(25.5)	21(33.3)
Age Group (Years), n (%)				
< 65	33(37.9)	38(49.4)	18(32.7)	25(39.7)
>= 65	54(62.1)	39(50.6)	37(67.3)	38(60.3)
Age Group (Years), n (%)				
< 75	67(77.0)	66(85.7)	43(78.2)	44(69.8)
>= 75	20(23.0)	11(14.3)	12(21.8)	19(30.2)
BMI (kg/m) category, n (%)				
<30 (kg/m2)	69(79.3)	50(64.9)	35(63.6)	46(73.0)
>=30 (kg/m2)	14(16.1)	19(24.7)	20(36.4)	16(25.4)

ATLAS SUMMARY DEMOGRAPHICS/BASELINE DATA BY (TURBT NAÏVE VS. >=1 PRIOR TURBT)

	TURBT Naïve (N=164)		>=1 prior TURBT (N=118)	
	UGN-102 ± TURBT (N=87)	TURBT Alone (N=77)	UGN-102 ± TURBT (N=55)	TURBT Alone (N=63)
Tumor Size (cm), n (%)				
<=3 cm	30(34.5)	33(42.9)	39(70.9)	40(63.5)
>3 cm	54(62.1)	42(54.5)	13(23.6)	17(27.0)
Tumor Count, n (%)				
Single	37(42.5)	23(29.9)	17(30.9)	17(27.0)
Multiple	46(52.9)	53(68.8)	36(65.5)	41(65.1)
Missing	4(4.6)	1(1.3)	2(3.6)	5(7.9)
Previous LG NMIBC Episodes within 1 Year, n (%)				
Yes	9(10.3)	5(6.5)	32(58.2)	35(55.6)
No	78(89.7)	72(93.5)	23(41.8)	28(44.4)

ATLAS SUMMARY DEMOGRAPHICS/BASELINE DATA BY (TURBT NAÏVE VS. >=1 PRIOR TURBT)

	TURBT Naïve (N=164)		>=1 prior TURBT (N=118)	
	UGN-102 ± TURBT (N=87)	TURBT Alone (N=77)	UGN-102 ± TURBT (N=55)	TURBT Alone (N=63)
Number of Previous LG NMIBC Episodes, n (%)				
Yes	2(2.3)	3(3.9)	52(94.5)	62(98.4)
No	85(97.7)	74(96.1)	3(5.5)	1(1.6)
Previous LG NMIBC Episodes, n (%)				
<=2	87(100.0)	77(100.0)	42(76.4)	46(73.0)
>2	0(0.0)	0(0.0)	13(23.6)	17(27.0)
Prior TURBT, n (%)				
Yes	0(0.0)	3(3.9)	52(94.5)	61(96.8)
No	87(100.0)	74(96.1)	3(5.5)	2(3.2)
Smoking History, n (%)				
Non-Smoker	39(44.8)	37(48.1)	24(43.6)	36(57.1)
Smoker	48(55.2)	40(51.9)	31(56.4)	27(42.9)

ATLAS SUMMARY OF COMPLETE RESPONSE RATE (CRR) BY SUBGROUP (NAÏVE TURBT VS. >1 TURBT)

	TURBT Naive (N=164)				>= 1 TURBT (N=118)			
	UGN-102 ± TURBT (N=87)		TURBT Alone (N=77)		UGN-102 ± TURBT (N=55)		TURBT Alone (N=63)	
	n(%)	CRR (95% CI)	n(%)	CRR (95% CI)	n(%)	CRR (95% CI)	n(%)	CRR (95% CI)
Complete Response	51(**58.6**)	58.6 (47.6,69.1)	54(**70.1**)	70.1 (58.6,80.0)	41(**74.5**)	74.5 (61.0,85.3)	35(**55.6**)	55.6 (42.5,68.1)
Non-Complete Response	36(41.4)		23(29.9)		14(25.5)		28(44.4)	
Residual disease	19(21.8)		5(6.5)		7(12.7)		17(27.0)	
Progression to HG disease	9(10.3)		4(5.2)		3(5.5)		5(7.9)	
Indeterminate	1(1.1)		0		2(3.6)		0	
Missing	7(8.0)		14(18.2)		2(3.6)		6(9.5)

ATLAS SUMMARY OF CRR BY MONTH BY (TURBT NAÏVE VS. >=1 PRIOR TURBT) (3-MONTH CRR ANALYSIS SET)

		TURBT Naïve (N=105)				>=1 prior TURBT (N=76)			
		UGN-102 ± TURBT (N=51)		TURBT Alone (N=54)		UGN-102 ± TURBT (N=41)		TURBT Alone (N=35)	
Visit	Response	n(%)	CRR (95% CI)	n(%)	CRR (95% CI)	n(%)	CRR (95% CI)	n(%)	CRR (95% CI)
Month 6	Complete Response	49(96.1)	96.1 (86.5,99.5)	44(81.5)	81.5 (68.6,90.7)	36(87.8)	87.8 (73.8,95.9)	20(57.1)	57.1 (39.4,73.7)
	Recurrence	1(2.0)		6(11.1)		4(9.8)		8(22.9)	
	Indeterminate	0(0.0)		0(0.0)		0(0.0)		1(2.9)	
Month 9	Complete Response	43(84.3)	84.3 (71.4,93.0)	40(74.1)	74.1 (60.3,85.0)	31(75.6)	75.6 (59.7,87.6)	16(45.7)	45.7 (28.8,63.4)
	Recurrence	5(9.8)		3(5.6)		4(9.8)		2(5.7)	
	Indeterminate	0(0.0)		1(1.9)		0(0.0)		0(0.0)	
Month 12	Complete Response	42(82.4)	82.4 (69.1,91.6)	39(72.2)	72.2 (58.4,83.5)	27(65.9)	65.9 (49.4,79.9)	12(34.3)	34.3 (19.1,52.2)
	Recurrence	1(2.0)		1(1.9)		3(7.3)		4(11.4)	
Month 15	Complete Response	42(82.4)	82.4 (69.1,91.6)	38(70.4)	70.4 (56.4,82.0)	24(58.5)	58.5 (42.1,73.7)	11(31.4)	31.4 (16.9,49.3)
	Recurrence	0(0.0)		0(0.0)		2(4.9)		1(2.9)	
	Indeterminate	0(0.0)		1(1.9)		0(0.0)		0(0.0)	
Month 18	Complete Response	24(47.1)	47.1 (32.9,61.5)	17(31.5)	31.5 (19.5,45.6)	8(19.5)	19.5 (8.8,34.9)	6(17.1)	17.1 (6.6,33.6)
	Recurrence	1(2.0)		0(0.0)		0(0.0)		1(2.9)	
	Indeterminate	1(2.0)		0(0.0)		1(2.4)		0(0.0)	
Month 21	Complete Response	4(7.8)	7.8 (2.2,18.9)	2(3.7)	3.7 (0.5,12.7)	3(7.3)	7.3 (1.5,19.9)	2(5.7)	5.7 (0.7,19.2)

ATLAS SUMMARY OF DISEASE-FREE SURVIVAL (DFS) BY SUBGROUP (NAÏVE TURBT VS. >1 TURBT) Confidential

ATLAS SUMMARY OF DISEASE-FREE SURVIVAL (DFS) BY SUBGROUP (NAÏVE TURBT VS. >1 TURBT) Confidential

ATLAS % Patients who received TURBT at 3 months UGN-102 ± TURBT TURBT Alone (N=138) (N=132) At the 3-Month Assessment n (%) n (%) TURBT 24 (17.4%) 18 (13.6%) Reference: 14.2.2.4

ATLAS: Summary of Patients who received TURBT at 3 months with a history of > 1 prior TURBT (ITT Analysis Set) UGN-102 ± TURBT TURBT Alone (N=55) (N=63) Follow-on treatment with TURBT at Month-3 Assessment Visit 8 (14.5) 17 (27.0)

ATLAS CENSORING IN MONTHS 0-3 Number of patients by treatment arm who were censored prior to a DFS of 3.0 months: • UGN Arm: 11 patients • TURBT Arm: 20 patients Many censored observations (n=31) take place near time zero due to patients being randomized but without additional assessments (e.g. at month 3). As such, all of these are censored at the highlighted circle in the below graph. If the circles were proportional, the highlighted circle would be much larger than what it is.

ENVISION: Summary of Baseline Prognostic Factors (ITT Analysis Set) UGN-102 (N=240) Characteristic n (%) Age Group (Years), n (%) < 65 78 (32.5) >= 65 162 (67.5) Age Group (Years), n (%) < 75 151 (62.9) >= 75 89 (37.1) 2 BMI (kg/m ) category, n (%) < 30 183 (76.3) >= 30 55 (22.9) Missing 2 (0.8) Sex, n (%) Male 147 (61.3) Female 93 (38.8)

ENVISION: Summary of Baseline Prognostic Factors (ITT Analysis Set) UGN-102 (N=240) Characteristic n (%) Tumor Size (cm), n (%) <= 3 164 (68.3) > 3 40 (16.7) Missing 36 (15.0) Tumor Count, n (%) Single 45 (18.8) Multiple 193 (80.4) Missing 2 (0.8) Previous LG NMIBC Episodes within 1 Year of the Current Diagnosis, n (%) Yes 113 (47.1) No 127 (52.9) Number of Previous LG NMIBC Episodes, n (%) 0 16 (6.7) >= 1 to <= 2 179 (74.6) > 2 45 (18.8)

Incidence of Treatment Related Serious TEAEs (ENVISION Safety Analysis Set) UGN-102 Preferred Term (N=240) n (%) Patients with Any Treatment Related Serious TEAE 2 (0.8) Urethral stenosis 1 (0.4) Urinary retention 1 (0.4)

Incidence of Deaths (ENVISION Safety Analysis Set) UGN-102 (N=240) n (%) Total Deaths anytime after first installation 2 (0.8) Pneumonia 1 (0.4) Cardiac failure 1 (0.4) Notes: Reported deaths were unrelated to treatment

Incidence of Serious TEAEs (ENVISION Safety Analysis Set) UGN-102 (N=240) Preferred Term n (%) Patients with Any Serious TEAE 18 (7.5) Acetabulum fracture 1 (0.4) Adenocarcinoma pancreas 1 (0.4) Atrioventricular block second degree 1 (0.4) Blood creatinine increased 1 (0.4) COVID-19 1 (0.4) Cardiac failure 1 (0.4) Cardiac failure acute 1 (0.4) Carotid artery disease 1 (0.4) Carpal tunnel syndrome 1 (0.4) Dyspnoea 1 (0.4) Femur fracture 1 (0.4) Fournier's gangrene 1 (0.4) Gallbladder polyp 1 (0.4)

Incidence of Serious TEAEs (ENVISION Safety Analysis Set) UGN-102 (N=240) Preferred Term n (%) Headache 1 (0.4) Hyponatraemia 1 (0.4) Incarcerated inguinal hernia 1 (0.4) Jaundice 1 (0.4) Lung cancer metastatic 1 (0.4) Nausea 1 (0.4) Pneumonia 1 (0.4) Transient ischaemic attack 1 (0.4) Urethral stenosis 1 (0.4) Urinary retention 1 (0.4) Urosepsis 1 (0.4)

Summary of Study Discontinuation by Study and Arm Study Treatment 0-3 Months 3 -6 Months 6 - 9 Months >9 Months ATLAS UGN-102 +/- TURBT (N=142) 8 (5.6) 5 (3.5) 3 (2.1) 3 (2.1) TURBT alone (N=140) 16 (11.4) 6 (4.3) 7 (5.0) 5 (3.6) ENVISION UGN-102 (N=240) 2 (0.8) 2 (0.8) 1 (0.4) OLYMPUS II UGN-102 75 mg MMC (n=63) 1 (1.6) 2 (3.2) Preliminary Data